EXHIBIT 99.1

1606 Corp. Signs LOI to Be Acquired by Private Group Seeking to Enter the Public Markets and Utilize AI Technologies for Potential Uplisting

Seattle, WA— 1606 Corp. (March 11, 2025) (OTC Pink: CBDW), a pioneer in AI-powered IR, is pleased to announce that it has signed a non-binding Letter of Intent (LOI) with a private group led by Jon Garfield and Chuck Arnold which is focused on acquiring waste management companies, to acquire a controlling position in the Company for $1 million. This agreement marks a significant milestone for 1606 Corp. as the group moves to acquire a controlling position in the Company for $1 million, with consideration specifics to be negotiated at a later date in definitive agreements. It is anticipated that key management within 1606 Corp. will remain with the Company post-acquisition.

In addition to the purchase of a proposed controlling position in 1606 Corp, Messrs. Arnold and Garfield have unveiled plans to begin acquiring waste management companies as part of their strategy to consolidate smaller firms within the market. This move aligns with their broader vision to expand into new markets and capitalize on the growing demand for sustainable and efficient waste management solutions. 1606 Corp’s existing AI solutions would also be leveraged to further enhance the waste management industry.

The non-binding LOI outlines the terms under which the group will pursue the acquisition of 1606 Corp, with the goal of utilizing the Company’s expertise and resources to drive growth and deliver greater value to stakeholders. The transaction, which is subject to customary due diligence, regulatory approvals, and execution of definitive agreements, is expected to close in the coming months.

The acquisition of the controlling position would provide the group with a public company to expand into waste management, while enabling them to tap into an industry that is vital to environmental sustainability and urban development. The group would also use 1606 Corp.’s AI technologies to innovate within the waste management sector.

1606 has developed a cutting-edge AI platform and launched successful applications across a range of industries, including CBD, public companies, and other verticals. The platform is now poised for expansion into the waste management sector, where we aim to pioneer new technologies for waste stream separation and the management of a nationwide fleet of trucks. Our AI platform continues to attract strategic partners, offering them the opportunity to leverage advanced AI to maximize their market potential and drive innovation in their industries.

We believe this proposed acquisition of a controlling position would position 1606 Corp. for continued success, with a strong commitment to preserving its culture and building upon its existing strengths. Messrs. Arnold and Garfield believe that their strategic vision would drive substantial growth, create new opportunities, and elevate 1606 Corp.’s standing in the market.

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About Chuck Arnold and Jon Garfield

Chuck Arnold and Jon Garfield are respected entrepreneurs with extensive experience across a range of industries, including the public company sector. Jon Garfield was instrumental in the consolidation of private charter bus companies into a more streamlined Coach system, modernizing transportation services across various regions. This strategy will be applied to the waste management industry as part of their acquisition approach. Both Arnold and Garfield are recognized for their strategic insight, hands-on leadership, and commitment to fostering innovation within the businesses they acquire and operate.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience. As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

For more information, please visit cbdw.ai.

Industry Information

The global AI market, valued at $428 billion in 2022, is anticipated to reach $2.25 trillion by 2030, with a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%. The sector is expected to employ 97 million individuals by 2025, reflecting its expansive and significant impact. This potential growth presents a compelling opportunity for investors and industry professionals interested in the AI sector.

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Forward-Looking Statements

This press release contains "forward-looking statements" that include statements regarding expected financial performance and growth information relating to future events. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of the Company and its officers and managers, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Important factors that could cause these differences include, but are not limited to; inability to gain or maintain licenses, reliance on unaudited statements, the Company's need for additional funding, governmental regulation of the cannabis industry, the impact of competitive products and pricing, the demand for the Company's products, and other risks that are detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. You can typically identify these forward-looking statements through use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. The Company expresses its expectations, beliefs and projections in good faith and believes that its expectations reflected in these forward-looking statements are based on reasonable assumptions. However, there is no assurance that these expectations, beliefs and projections will prove to have been correct. Such statements reflect the current views of the Company with respect to its operations and future events, and are subject to certain risks, uncertainties and assumptions relating to its proposed operations, including the risk factors set forth herein. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, the Company's actual results may vary significantly from those intended, anticipated, believed, estimated, expected or planned. In light of these risks, uncertainties and assumptions, any favorable forward-looking events discussed herein might not be realized and occur. The Company has no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed description of the risk factors and uncertainties affecting GPO Plus, Inc. GPOX, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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